UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2008 (October 3, 2008)

NEW JERSEY RESOURCES
CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	1-8359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey (Address of principal executive offices)	07719 (Zip Code)

(732) 938-1480
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously reported in the Registrant’s most recent Current Report on Form 8-K filed with the Securities and Exchange Commission on August 18, 2008, New Jersey Natural Gas Company (“NJNG”), a wholly-owned subsidiary of the Registrant, previously reached an agreement with the New Jersey Department of the Public Advocate, Division of Rate Counsel and the staff of the New Jersey Board of Public Utilities (“BPU”) on the base rate case that was also approved by the presiding Administrative Law Judge (“ALJ”). On October 3, 2008, NJNG announced in the press release attached hereto as Exhibit 99.1 and incorporated by reference, that the BPU adopted the decision of the ALJ thereby approving the previously-reached stipulations of settlement allowing NJNG to adjust its base rates effective October 3, 2008.

Based upon the agreed-upon terms of the stipulations of settlement, NJNG’s annual base rate revenue will increase by $32.5 million.  The settlement also establishes a rate base of $943.9 million for NJNG with an overall rate of return of 7.76 percent as well as a return on equity of 10.3 percent with a 51.2 percent common equity ratio.  Additionally, NJNG’s Basic Gas Supply Service incentive programs will be expanded and extended through October 31, 2011, and NJNG’s overall depreciation rate will be reduced from the previously approved 3 percent to 2.34 percent.  Also included is an annual expenditure of $1.4 million for operation and maintenance expenses associated with pipeline integrity management as well as a provision for a deferred reconciliation of the actual costs incurred.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number                     Exhibit

99.1	Press Release dated October 3, 2008

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION
Date: October 8, 2008
By:	/s/Glenn C. Lockwood
Glenn C. Lockwood
Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated October 3, 2008

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